MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Garo Toomajanian

investorrelations@dealertrack.com

(888) 450-0478

CORRECTING and REPLACING Dealertrack Technologies Reports First Quarter 2014

Financial Results

Reports 46% Year over Year Revenue Growth Including the Impact of Acquisitions

Raises 2014 Revenue Guidance to Reflect Strong First Quarter Performance

CORRECTION...by Dealertrack Technologies, Inc.

LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--Fifth paragraph, first sentence of release should read: Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “We are pleased to report strong first quarter results, with revenue up 46 percent in total and up 21 percent on an organic basis from a year ago. (instead of Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “We are pleased to report strong first quarter results, with revenue up 46 percent in total and up 18 percent on an organic basis from a year ago.).

The corrected release reads:

Dealertrack Technologies Reports First Quarter 2014 Financial Results

Reports 46% Year over Year Revenue Growth Including the Impact of Acquisitions

Raises 2014 Revenue Guidance to Reflect Strong First Quarter Performance

Lake Success, N.Y., May 12, 2014 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the first quarter ended March 31, 2014.

GAAP Results for the First Quarter 2014

▪	Revenue for the quarter was $158.8 million, as compared to $109.1 million for 2013.
▪	GAAP net loss for the quarter was $(11.6) million, as compared to $(34,000) for 2013.
▪	Diluted GAAP net loss per share for the quarter was $(0.25), as compared to $(0.00) for 2013.

GAAP net loss for the quarter of 2014 was negatively impacted by a $7.5 million, or $0.16 per share, non-cash charges (net of taxes) relating to changes in expected asset use as we integrate solutions and was positively impacted by a $6.8 million, or $0.14 per share, gain (net of taxes) on the sale of our investment in TrueCar, Inc.

Non-GAAP Results for the First Quarter 2014

▪	Adjusted EBITDA for the quarter was $30.5 million, as compared to $24.2 million for 2013.
▪	Adjusted net income for the quarter was $11.5 million, as compared to $12.0 million for 2013.
▪	Diluted adjusted net income per share for the quarter was $0.23, as compared to $0.27 for 2013.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “We are pleased to report strong first quarter results, with revenue up 46 percent in total and up 21 percent on an organic basis from a year ago. In addition to a strong revenue performance, the quarter was highlighted by the completion of our transformative acquisition of Dealer.com. With our initial integration efforts successfully underway, we are off to a strong start to 2014. Continued momentum in our subscription business, combined with advertising revenue from Dealer.com, is driving an increasing mix of recurring revenue. We are also continuing to drive strong transaction revenue growth, independent of car sales. We are becoming increasingly optimistic about 2014, as reflected in our increased full year revenue guidance, and believe we are positioned for continued growth as we realize our vision of transforming automotive retailing.”

Updated Guidance for 2014
Dealertrack increased its 2014 annual revenue guidance and updated profitability guidance, as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $814.0 million and $826.0 million, an increase from prior guidance of between $800.0 million and $816.0 million.
▪	GAAP net loss for the year is expected to be between $(18.0) million and $(12.0) million, a decrease from prior guidance of between $(13.0) million and $(7.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.34) and $(0.23), a decrease from prior guidance of between $(0.24) and $(0.13) per share.

Expected Non-GAAP Results

Dealertrack has not changed its prior non-GAAP guidance, which is as follows:

▪	Adjusted EBITDA for the year is expected to be between $180.0 million and $188.0 million.
▪	Adjusted net income for the year is expected to be between $78.0 million and $84.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.42 and $1.53.

Diluted GAAP net loss is based on an estimated diluted share count of 53 million shares and adjusted net income per share is based on an estimated diluted share count of 55 million shares guidance for the year. The guidance also continues to assume that new car sales by franchised dealers will be approximately 16.2 million units and used car sales by franchised dealers will be approximately 15.9 million units in 2014.

Conference Call

Dealertrack will host a conference call to discuss its first quarter 2014 results, as well as its 2014 guidance, on May 12, 2014, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A webcast replay will be available on the Dealertrack Technologies, Inc. website at www.dealertrack.com.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,400 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Digital Marketing and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2014 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net revenue	$158,808	$109,059
Cost of revenue	89,907	48,210
Research and development	24,048	17,630
Selling, general and administrative	67,486	42,468
Total operating expenses	181,441	108,308
Income (loss) from operations	(22,633)	751
Interest expense, net	(5,810)	(3,240)
Other income, net	709	66
Gain on sale of investment	9,828	—
Earnings from equity method investment, net	1,625	1,219
Loss before benefit from income taxes, net	(16,281)	(1,204)
Benefit from income taxes, net	4,639	1,170
Net loss	$(11,642)	$(34)

Basic net loss per share	$(0.25)	$(0.00)
Diluted net loss per share	$(0.25)	$(0.00)
Weighted average common stock outstanding (basic)	47,351	43,173
Weighted average common stock outstanding (diluted)	47,351	43,173

Adjusted EBITDA (non-GAAP) (a)	$30,514	$24,229
Adjusted EBITDA margin (non-GAAP) (b)	19%	22%
Adjusted net income (non-GAAP) (a)	$11,487	$12,036
Shares used for diluted adjusted net income per share (c)	49,576	44,624
Diluted adjusted net income per share (non-GAAP)	$0.23	$0.27

Stock-based compensation expense was classified as follows:
Cost of revenue	$276	$271
Research and development	752	589
Selling, general and administrative	3,095	2,411
	$4,123	$3,271

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended March 31, 2014, the diluted weighted average shares outstanding of 49,576,000 does not include 1,366,000 shares related to our senior convertible notes.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$144,267	$122,373
Marketable securities	5,147	10,589
Customer funds and customer funds receivable	35,601	25,901
Accounts receivable, net	97,529	48,349
Deferred tax assets, net	22,938	6,331
Prepaid expenses and other current assets	29,878	21,314
Total current assets	335,360	234,857

Property and equipment, net	77,043	31,866
Investments – cost and equity	36,652	119,318
Software and website development costs, net	70,648	62,513
Intangible assets, net	580,545	136,754
Goodwill	1,051,559	316,130
Deferred tax assets, net	56,862	40,421
Other assets – long-term	20,743	14,616
Total assets	$2,229,412	$956,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$100,226	$56,942
Customer funds payable	35,601	25,901
Senior convertible notes, net	172,399	—
Deferred revenue	14,758	9,958
Deferred tax liabilities	4,277	4,278
Notes payable	2,577	2,000
Total current liabilities	329,838	99,079
Long-term liabilities	822,463	256,172
Total liabilities	1,152,301	355,251
Total stockholders' equity	1,077,111	601,224
Total liabilities and stockholders' equity	$2,229,412	$956,475

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(11,642)	$(34)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,291	13,897
Deferred tax benefit	(34,603)	(1,158)
Stock-based compensation expense	4,123	3,271
Provision for doubtful accounts and sales credits	3,114	1,682
Earnings from equity method investment, net	(1,625)	(1,219)
Deferred compensation	50	38
Stock-based compensation windfall tax benefit	(8,685)	(3,587)
Gain on sale of investment	(9,828)	—
Realized gain on sale of securities	—	(11)
Amortization of debt issuance costs and debt discount	3,170	2,302
Change in contingent consideration	(250)	(500)
Forfeited customer deposits	(648)	—
Amortization of deferred interest	53	279
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(12,534)	(6,339)
Prepaid expenses and other current assets	4,236	(2,186)
Other assets – long-term	(4,227)	3,166
Accounts payable and accrued expenses	(68,213)	(13,518)
Deferred rent	(6)	51
Deferred revenue	1,714	(60)
Other liabilities – long-term	11,646	(1,074)
Net cash used in operating activities	(92,864)	(5,000)

Consolidated Statements of Cash Flows (continued)

	Three Months Ended March 31,
	2014	2013
Investing activities:
Capital expenditures	(5,108)	(2,027)
Capitalized software and website development costs	(10,645)	(5,296)
Proceeds from sale of investment in TrueCar	92,518	—
Purchases of marketable securities	(2,150)	(18,037)
Proceeds from sales and maturities of marketable securities	7,539	12,539
Payment for acquisition of businesses, net of acquired cash	(541,288)	—
Net cash used in investing activities	(459,134)	(12,821)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(29)	(38)
Proceeds from stock purchase plan and exercise of stock options	10,729	3,109
Proceeds from issuance of term loan B credit facility	575,000	—
Proceeds from note receivable	500	—
Payments for debt issuance costs	(15,501)	—
Purchases of treasury stock	(4,412)	(678)
Stock-based compensation windfall tax benefit	8,685	3,587
Net cash provided by financing activities	574,972	5,980

Net increase (decrease) in cash and cash equivalents	22,974	(11,841)
Effect of exchange rate changes on cash and cash equivalents	(1,080)	(393)
Cash and cash equivalents, beginning of period	122,373	143,811
Cash and cash equivalents, end of period	$144,267	$131,577

Supplemental disclosure:
Cash paid for:
Income taxes	$2,210	$702
Interest	3,424	1,646
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	6,771	2,224
Assets acquired under capital leases and financing arrangements	35	34
Non-cash consideration issued for investment in Dealer.com	471,220	—

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

GAAP net loss	$(11,642)	$(34)
Interest income	(100)	(124)
Interest expense – cash	2,740	1,062
Interest expense – non-cash	3,170	2,302
Benefit from income taxes, net	(4,639)	(1,170)
Depreciation of property and equipment and amortization of capitalized software and website costs	10,595	6,581
Amortization of acquired identifiable intangibles	20,696	7,316
EBITDA (non-GAAP)	20,820	15,933
Adjustments:
Stock-based compensation	4,123	3,271
Contra-revenue	1,157	1,354
Acquisition-related and other professional fees	6,974	483
Acquisition-related contingent consideration changes and compensation expense, net	929	35
Integration and other related costs	5,792	799
Gain on sale of investment	(9,828)	—
Amortization of equity method investment basis difference	547	706
Rebranding expense	—	1,648
Adjusted EBITDA (non-GAAP)	$30,514	$24,229

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

GAAP net loss	$(11,642)	$(34)
Adjustments:
Interest expense – non-cash (not tax-impacted)	3,170	2,302
Amortization of acquired identifiable intangibles	20,696	7,316
Stock-based compensation	4,123	3,271
Contra-revenue	1,157	1,354
Gain on sale of investment	(9,828)	—
Acquisition-related and other professional fees	6,974	483
Acquisition-related contingent consideration changes and compensation expense, net	929	35
Integration and other related costs	6,481	799
Rebranding expense	—	1,648
Amortization of equity method investment basis difference	547	706
Amended state tax returns impact (non-taxable)	—	56
Tax impact of adjustments (a)	(11,120)	(5,900)
Adjusted net income (non-GAAP)	$11,487	$12,036

(a) The tax impact of adjustments for the three months ended March 31, 2014 are based on a U.S. statutory tax rate of 38.7% applied to taxable adjustments other than amortization of acquired identifiable intangibles, stock-based compensation expense and gain on sale of investment, which are based on a blended tax rate of 38.6%, 38.3% and 31.0%, respectively. Additionally, the tax impact of adjustments includes $1.6 million of incremental deferred taxes related to the acquisition of Dealer.com. The tax impact of adjustments for the three months ended March 31, 2013 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.7%, respectively.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2014
	Expected Range
GAAP net income	$(18.0)	$(12.0)
Interest, net	34.0	34.0
Income taxes, net	(10.0)	(6.8)
Amortization of basis difference from joint venture	2.2	2.2
Depreciation and amortization	43.5	42.3
Amortization of acquired identifiable intangibles	83.0	83.0
EBITDA (non-GAAP)	134.7	142.7
Adjustments:
Stock-based compensation	18.2	18.2
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	32.0	32.0
Contra-revenue	4.9	4.9
Adjusted EBITDA - (non-GAAP)	$180.0	$188.0

a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net income	$(18.0)	$(12.0)
Adjustments:
Stock-based compensation	18.2	18.2
Amortization of acquired identifiable intangibles	83.0	83.0
Amortization of basis difference from joint venture	2.2	2.2
Non-cash interest expense (not tax-impacted)	13.0	13.0
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	32.0	32.0
Contra-revenue	4.9	4.9
Tax impact of adjustments (b)	(47.5)	(47.5)
Adjusted net income (non-GAAP)	$78.0	$84.0

(a)  Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, accelerated depreciation and fair value adjustments.

(b)  The tax impact of adjustments are based on a blended tax rate of 36% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics

Three months ended

 (Unaudited)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2014	2013	2013	2013	2013

Transaction services revenue (in thousands)	$77,735	$70,338	$73,514	$71,645	$61,364
Subscription services revenue (in thousands)	$61,969	$49,107	$45,223	$44,623	$42,778
Advertising and other revenue (in thousands)	$19,104	$6,666	$5,845	$5,514	$4,917

Active dealers in our U.S. network as of end of the period (a)	20,719	20,046	20,238	20,205	20,041
Active lenders in our U.S. network as of end of the period (b)	1,443	1,410	1,378	1,355	1,291
Active lender to dealer relationships as of end of the period (c)	202,984	191,135	191,548	184,273	181,578
Transactions processed (in thousands) (d)	28,560	24,471	27,172	26,176	24,106
Average transaction price (e)	$2.76	$2.91	$2.74	$2.79	$2.60
Transaction revenue per car sold (f)	$11.20	$8.63	$7.70	$7.38	$8.99
Subscribing dealers in U.S. and Canada as of end of the period (g)	23,624	18,464	18,255	18,076	17,832
Average monthly subscription revenue per subscribing dealership (h)	$956	$815	$758	$757	$737
Active dealerships on advertising platform as of end of the period (i)	7,053	*	*	*	*
Average advertising spend per dealer rooftop (j)	$1,708	*	*	*	*

________________________________________________

* Historical amounts not applicable

(a) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b) We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c) Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(d) Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(e) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(f) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(g)	Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(h)	Represents subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

(i)	We consider a dealership to be active on our advertising platform as of a date if they incurred advertising spend in that month.

(j)	Represents advertising services revenue divided by average active dealerships on our advertising platform for a given period.

TRAK-E ###

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